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                                                                    EXHIBIT 12.1

                               INTEL CORPORATION

                    STATEMENT SETTING FORTH THE COMPUTATION
                     OF RATIOS OF EARNINGS TO FIXED CHARGES

                                 (in millions)

                                                                           THREE MONTHS ENDED
                                                                           ------------------
                                                                           APR.
                                                                            2,       MAR. 27,
                                                                           1994        1993
                                                                           -----     --------
Income before taxes......................................................  $ 971      $  843
Add -- Fixed charges net of capitalized interest.........................     13          16
                                                                           -----     --------
Income before taxes and fixed charges (net of capitalized interest)......  $ 984      $  859
                                                                           -----     --------
Fixed charges:
Interest*................................................................  $  11      $   13
Capitalized interest.....................................................      4           2
Estimated interest component of rental expense...........................      2           3
                                                                           -----     --------
Total....................................................................  $  17      $   18
                                                                           -----     --------
                                                                           -----     --------
Ratio of earnings before taxes and fixed charges, to fixed charges.......  57.9x       47.7x

* Interest expense includes the amortization of underwriting fees for the relevant periods outstanding.

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